Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”), dated July 14, 2020, for reference purposes only, is made and entered into by and between ROCKBRIDGE INVESTMENTS, L.P., a California limited partnership ("Landlord"), and INOGEN, INC., a Delaware corporation ("Tenant").

RECITALS

A.Landlord and Tenant entered into that certain Multi-Purpose Commercial Building Lease dated February 1, 2010 (the “Original Lease”), as amended by the First Amendment to Lease dated September 16, 2011 (the “First Amendment”), and as further amended by the Second Amendment to Lease dated January 20, 2015 (the “Second Amendment”). The Original Lease, the First Amendment and the Second Amendment are collectively referred to in this Amendment as the “Lease.”

B.Pursuant to the terms of the Lease, Landlord leased to Tenant, and Tenant leased from Landlord, approximately 38,851 square feet of leasable space, located at 326 Bollay Drive, City of Goleta, County of Santa Barbara, State of California, as more particularly set forth in the Lease (the “Premises”).

C.The initial term of the Lease was for five (5) years, commencing on or around November 1, 2010 and ending on October 31, 2015.

D.Pursuant to the Second Amendment, the term of the Lease was extended for five (5) years, commencing November 1, 2015 and ending on October 31, 2020.

E.Pursuant to the terms of the Lease, as amended, Tenant had the right to extend the then-current term for an additional five (5) years (the “Option”). Pursuant to the terms of the Option, Tenant was required to provide Landlord written notice of its intent to exercise the Option not more than twelve (12) months nor less than nine (9) months prior to the expiration of the then-current term. Accordingly, the last day to exercise the Option was January 31, 2020. Tenant did not exercise the Option and the current term of the Lease is scheduled to expire on October 31, 2020.

F.Tenant has requested a short term extension of the Lease and, subject to the terms and conditions set forth in this Amendment and Tenant’s timely performance of each of the obligations set forth herein, Landlord is willing to extend the existing term of the Lease for two (2) months, commencing November 1, 2020 and ending on December 31, 2020.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and of other valuable consideration, the receipt and adequacy of which both Landlord and Tenant hereto expressly acknowledge, it is agreed as follows:

AMENDMENT

1.Defined Terms. All initially capitalized terms in this Amendment, not otherwise defined herein, will have the same meanings as defined in the Lease.

2.Extended Term. The Term of the Lease is hereby extended for two (2) months, commencing November 1, 2020 and ending on December 31, 2020 (the "Extended Term").

3.Minimum Monthly Rent. During the Extended Term, the Minimum Monthly Rent will remain fixed at approximately $1.29 per square foot, per month, payable in advance on or before the fifth day of each calendar month during the Extended Term in equal monthly installments of $50,286.22, each as otherwise provided in Section 3 of the Lease.

4.Total Operating Costs. During the Extended Term, and the Option Term (defined in Section 5) as the case may be, Tenant will reimburse Landlord for Tenant's proportionate share of Landlord's estimated Total Operating Costs in the amount of approximately $0.38 per square foot, per month, payable in advance on or before the fifth day of each calendar month during the Extended Term, and the Option Term as the case may be, in equal monthly installments of $14,883.00, each as otherwise provided in Section 7.3 of the Lease.

5.Options to Extend.

(a)Landlord hereby grants to Tenant two (2) successive options to extend the Lease following the Extended Term for up to two (2) additional months (respectively, the “First Option,” and the “Second Option”). The First Option, if properly exercised by Tenant in accordance with the terms of this Amendment, shall commence January 1, 2021 and end on January 31, 2021 (the "First Option Term"). The Second Option, if property exercised by Tenant in accordance with the terms of this Amendment, shall commence February 1, 2021 and end of February 28, 2021 (the "Second Option Term"). The First Option Term and the Second Option Term shall collectively be referred to in this Amendment as the "Option Term").

(b)Tenant shall exercise either of said options, if at all, by written notice given to Landlord on or prior to the dates set forth in Section 6, and Section 7, as the case may be (each, the "Option Notice"). The Option Notice, once delivered to Landlord shall be irrevocable and thereafter, Tenant shall be obligated to pay the entire First Option Term Rent (defined in Section 6) for the entire First Option Term and the Second Option Term Rent (defined in Section 7) for the entire Second Option Term, as the case may be. The Option Notice must (i) specify the extended termination date and (ii) coincide with the applicable calendar month’s end.

6.First Option Term. Provided Tenant is not then in default under any terms of the Lease, as hereby amended, Tenant shall provide Landlord written notice in accordance with Section 5(b) above, of its intent to exercise the First Option Term on or before (i) September 1, 2020, or (ii) October 1, 2020:

(a)If notice properly provided by Tenant on or before September 1, 2020: The Minimum Monthly Rent payable during the First Option Term shall be an amount equal to one hundred and twenty five percent (125%) of the Minimum Monthly Rent payable immediately prior to the commencement of the First Option Term, in the amount of $62,857.78 (the “First Option Term Rent Notice by September”), plus Tenant's proportionate share of Landlord's estimated Total Operating Costs as provided in Section 4 above.

(b)If notice properly provided by Tenant after September 1, 2020 and on or before October 1, 2020: The Minimum Monthly Rent payable during the First Option Term shall be an amount equal to one hundred and thirty five percent (135%) of the Minimum Monthly Rent payable immediately prior to the commencement of the First Option Term, in the amount of $67,886.40 (the “First Option Term Rent Notice by October”), plus Tenant's proportionate share of Landlord's estimated Total Operating Costs as provided in Section 4 above. The First Option Term Rent Notice by September and the First Option Term Rent Notice by October shall be referred to in this Amendment as the "First Option Term Rent."

7.Second Option Term. Provided Tenant is not then in default under any terms of the Lease, as hereby amended, Tenant shall provide Landlord written notice in accordance with Section 5(b) above, of its intent to exercise the Second Option Term on or before (i) October 1, 2020, or (ii) November 1, 2020:

(a)If notice properly provided by Tenant on or before October 1, 2020: The Minimum Monthly Rent payable during the Second Option Term shall be an amount equal to one hundred and thirty five percent (135%) of the Minimum Monthly Rent payable immediately prior to the commencement of the First Option Term, in the amount of $67,886.40 (the “Second Option Term Rent Notice by October”), plus Tenant's proportionate share of Landlord's estimated Total Operating Costs as provided in Section 4 above.

(b)If notice properly provided by Tenant after October 1, 2020 and on or before November 1, 2020: The Minimum Monthly Rent payable during the Second Option Term shall be an amount equal to one hundred and forty five percent (145%) of the Minimum Monthly Rent payable immediately prior to the commencement of the First Option Term, in the amount of $72,915.02 (the “Second Option Term Rent Notice by November”), plus Tenant's proportionate share of Landlord's estimated Total Operating Costs as provided in Section 4 above. The Second Option Term Rent Notice by October and the Second Option Term Rent Notice by November shall be referred to in this Amendment as the "Second Option Term Rent." The First Option Term Ren and the Second Option Term Rent shall be referred to in this Amendment as the "Option Term Rent."

8.Continued Occupancy.

(a)If Tenant fails to deliver possession of the Premises in accordance with the applicable provisions of the Lease on or before expiration of the First Option Term, or the Second Option Term as the case may be, the Minimum Monthly Rent for first calendar month following the expiration of the applicable Option Term (the “First Holdover Month”) shall be an amount equal to one hundred and fifty percent (150%) of the applicable Option Term Rent; provided, however, Tenant shall pay such amount on or before the last business day of the applicable Option Term, together with Tenant's proportionate share of Landlord's estimated Total Operating Costs as provided in Section 4 above, and each as otherwise provided in Sections 3 and 7.3 of the Lease;

(b)If Tenant fails to deliver possession of the Premises in accordance with the applicable provisions of the Lease on or before expiration of the First Holdover Month, the Minimum Monthly Rent for second calendar month following the expiration of the applicable Option Term (the “Second Holdover Month”) shall be an amount equal to one hundred and seventy five percent (175%) of the Minimum Monthly Rent payable during the First Holdover Month; provided, however, Tenant shall pay such amount on or before the last business day of the First Holdover Month together with Tenant's proportionate share of Landlord's estimated Total Operating Costs as provided in Section 4 above, and each as otherwise provided in Sections 3 and 7.3 of the Lease; and

(c)Thereafter, if Tenant fails to deliver possession of the Premises in accordance with the applicable provisions of the Lease on or before expiration of the Second Holdover Month, the Minimum Monthly Rent for each calendar month following the Second Holdover Month (each, a “200% Holdover Month”) until the Outside Expiration Date (as defined in Section 8(d), below) shall be an amount equal to two hundred percent (200%) of the Minimum Monthly Rent payable during the immediately prior calendar month; provided, however, Tenant shall pay such amount on or before the last business day of the calendar month then expiring (e.g., the Second Holdover Month and thereafter, each 200% Holdover Month) together with Tenant's proportionate share of Landlord's estimated Total Operating Costs as provided in Section 4 above, and each as otherwise provided in Sections 3 and 7.3 of the Lease.

(d)Notwithstanding the foregoing, Tenant may not continue to occupy the Premises beyond June 30, 2021 (the “Outside Expiration Date”) unless the parties have entered into a new lease or written amendment to the existing Lease (collectively, a “New Lease”) on terms and conditions acceptable to the Landlord.  If Tenant has failed to deliver possession of the Premises on or before the Outside Expiration Date, other than in connection with a New Lease, Landlord will have the unilateral right to commence action to evict Tenant and such other rights and remedies it may have under the Lease, in equity or at law.

(e)All rents and Tenant’s proportionate share of Landlord’s estimated Total Operating Costs payable during any of the calendar month periods set forth in Section 8(a) through 8(c) shall not be prorated for any period in which Tenant only occupies the Premises for a partial calendar month and Tenant shall not be entitled to any equitable or proportionate reduction or refund.

(f)Nothing in this Amendment shall relieve Tenant from paying its full proportionate share of Landlord’s actual Total Operating Costs during any period in which Tenant occupies the Premises and Tenant hereby acknowledges Landlord’s right to seek the reimbursement of any such amounts pursuant to Article 7 of the Lease for up to one (1) year following the date Tenant tenders possession of the Premises to Landlord.

9.Successors and Assigns. This Amendment will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

10.Counterparts and Electronic Signatures. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, California’s Uniform Electronic Transaction Act [Cal. Civil Code § 1633.1, et seq.] or other applicable law) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

AGREED this 14th day of July 2020

LANDLORD		TENANT

ROCKBRIDGE INVESTMENTS, LP,		INOGEN, INC.,
a California limited partnership		a Delaware corporation

By:	Michael Towbes Construction &	By:	/s/ Alison Bauerlein
	Development, Inc.,		Alison Bauerlein
	a California corporation		CFO

Its:	General Partner

By:	/s/ Michelle Konoske	By:
	Michelle Konoske, CFO	Name:
Its: